Exhibit 99.1

NEWS RELEASE

NOVAGOLD & PAULSON AWARD ENGINEERING CONTRACTS TO WSP, WORLEY, AND HATCH FOR KEY INFRASTRUCTURE AND UNIT OPERATIONS IN BANKABLE FEASIBILITY STUDY

March 12, 2026 – Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or the “Company”) (NYSE American, TSX: NG) and Donlin Gold Holdings (DGH), 100% wholly-owned by Paulson Advisers LLC (“Paulson”) and its affiliates, are pleased to announce the awarding of specialized contracts to three top-tier engineering firms — WSP USA, Inc. (“WSP”), Worley Alaska Inc. (“Worley”), and Hatch Ltd. (“Hatch”) — to advance key infrastructure and unit operations including the on-site power plant, the natural gas pipeline, and the pressure oxidation circuit and oxygen plant, as part of the ongoing Bankable Feasibility Study (BFS) update for the Donlin Gold project. These contracts complement the previously announced appointment of Fluor Corporation (“Fluor”) as the lead engineering firm, for the BFS.

Donlin Gold has engaged top-tier engineering firms for major specialized components of the project to leverage deep technical expertise in power generation, pressure oxidation processing, and pipeline infrastructure. This approach enables the pursuit of parallel workstreams, improves schedule efficiency, enhances risk management through discipline-specific oversight, and enhances cost accuracy. All workstreams will be coordinated and integrated by Fluor to ensure full alignment within a single, consolidated execution framework.

Greg Lang, NOVAGOLD’s President and CEO said: “We are assembling a world-class team to advance Donlin Gold, and WSP, Worley and Hatch are integral to that effort. Each firm brings deep experience delivering complex, large-scale infrastructure projects with a strong commitment to safety and execution discipline. Their respective expertise enhances our capability to advance the development of what is expected to become one of America’s largest gold mines, while maintaining our focus on responsible development and long-term value creation.”

John Paulson, Paulson’s President said: “Donlin Gold is one of the most compelling undeveloped gold assets in the world. Bringing together leading engineering firms such as WSP, Worley, and Hatch further strengthens the team advancing the project. We are pleased to partner with NOVAGOLD as Donlin Gold continues to build the technical foundation required to responsibly develop what we believe will become one of the largest single gold mines in the U.S. — providing exceptional leverage to gold and significant exploration potential beyond the 40 million gold ounces1 already defined.”

Power Plant

The on-site power plant contract has been awarded to WSP, who will design the project’s on-site dual-fired (natural gas/diesel) power generation facility with an installed capacity of approximately 215 MW. The power plant will supply the energy required for the proposed open-pit mine, processing plant, and associated infrastructure in this remote region of Alaska.

The scope of work includes detailed power generation engineering and control systems; civil, structural, and modularization.

Natural Gas Pipeline

The buried natural gas pipeline engineering contract has been awarded to Worley, who will design the 316-mile buried natural gas pipeline supplying fuel from Cook Inlet to the power plant at site. The source of power is expected to provide long-term, lower-cost and lower-emission energy for the project’s electrification.

1 Represents 100% measured and indicated mineral resources, inclusive of mineral reserves, of which 60% is attributable to NOVAGOLD.

www.novagold.com
Page | 1

NEWS RELEASE

The scope of work includes detailed pipeline engineering and routing; gas handling and control systems; and civil, environmental, and permitting integration.

Pressure Oxidation Circuit (POX) and Oxygen Plant

The POX circuit engineering contract has been awarded to Hatch, who will design the project’s POX circuit as the core processing technology for treating refractory gold ore, which contains sulfide-hosted mineralization requiring oxidative pre-treatment prior to conventional cyanidation. The POX facility is designed to operate as a high-throughput autoclave system integrated within the overall process plant flowsheet, following crushing, grinding, and flotation, and preceding carbon-in-leach (CIL) recovery. The firm will also be responsible for the design of the on-site oxygen plant.

The scope of work includes pressure oxidation and process systems engineering; oxygen plant and reagent integration; and civil, structural, utilities infrastructure, and modularization.

Next Steps

Fluor is advancing the Donlin Gold BFS in a structured manner, responsibly integrating workstreams from Specialist Contractors while advancing value engineering and cost optimization initiatives. This work supports the development of integrated engineering, cost, and schedule framework expected to be completed in 2027.

The Company intends to advance these workstreams concurrently to support an integrated BFS and position the project for the next phase of development following completion of the study and project financing. Hiring for critical roles to build the project team is underway. The Company expects to provide further guidance on BFS timing and key milestones in the coming months.

About WSP

WSP USA, Inc. is a leading engineering and professional services firm delivering technical expertise across transportation, infrastructure, environment, energy, and buildings projects throughout the United States. As part of WSP Global Inc., the company combines local knowledge with global capabilities to support complex, large-scale developments from planning through execution.

About Worley

Worley Alaska Inc. provides engineering, procurement, and construction management services to energy, resources, and infrastructure projects across Alaska. A subsidiary of Worley Limited, a leading global professional services company of experts in these sectors, the firm brings regional expertise and global technical capability to support projects in challenging and remote environments.

About Hatch

Hatch Ltd. is a global engineering, project delivery, and professional services firm specializing in the metals, energy, and infrastructure sectors. With decades of experience delivering complex projects worldwide, Hatch partners with clients to develop sustainable, innovative, and technically robust solutions.

About DGH

Donlin Gold Holdings (DGH), 100% wholly owned by Paulson Advisers LLC and its affiliates, is the 40% owner of the Donlin Gold project. DGH and NOVAGOLD together own 100% of Donlin Gold and share equal voting and operating control.

www.novagold.com
Page | 2

NEWS RELEASE

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the development of the Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world. With approximately 40 million ounces of gold in the Measured and Indicated Mineral Resource categories (560 million tonnes at an average grade of approximately 2.22 grams per tonne, in the Measured and Indicated Mineral Resource categories on a 100% basis)2, inclusive of Proven and Probable Mineral Reserves, the Donlin Gold project is regarded to be one of the largest, highest-grade, and most prospective known open-pit gold deposits in the world. According to the 2025 Technical Report and the 2025 Technical Report Summary (as defined below), the Donlin Gold project is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis once in production.3

NOVAGOLD Contacts:

Mélanie Hennessey

Vice President, Corporate Communications

Frank Gagnon

Manager, Investor Relations

604-669-6227 or 1-866-669-6227

info@novagold.com

www.novagold.com

Cautionary Note Regarding Forward-Looking Statements

This media release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward- looking statements are frequently, but not always, identified by words such as “expects”, “continue”, “ongoing”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements contained in this media release are based on a number of material assumptions, including but not limited to the following, which could prove to be significantly incorrect: our ability to achieve production at Donlin Gold; the cost estimates and assumptions contained in the 2025 Technical Report and the 2025 Technical Report Summary; estimated metal pricing, metallurgy, mineability, marketability and operating and capital costs, together with other assumptions underlying our resource and reserve estimates; our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable; assumptions that all necessary permits and governmental approvals will be obtained and the timing of such approvals; assumptions made in the interpretation of drill results, the geology, grade and continuity of our mineral deposits; our expectations regarding demand for equipment, skilled labor and services needed for exploration and development of mineral properties; our ability to improve our ESG initiatives and goals; and that our activities will not be adversely disrupted or impeded by development, operating or regulatory risks. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the plans for and the estimated timing of the Donlin Gold BFS; our goals and planned activities for 2026; scope and anticipated benefits of the work conducted by each of WSP, Worley, and Hatch; the potential development and construction of the Donlin Gold project; the timing and ability for the Donlin Gold project to hit critical milestones; the ability for the Donlin Gold development project to hit the anticipated projections; perceived merit of properties; mineral reserve and mineral resource estimates; plans to continue to advance the Donlin Gold project safely, responsibly and to sustainably generate value for our stakeholders; the Company’s ability to deliver on its strategy with the Donlin Gold project, increasing the value of the project; the success of the strategic

2 Donlin Gold data as per the report titled “NI 43-101 Technical Report on the Donlin Gold project, Alaska, USA” with an effective date of November 30, 2025 (the “2025 Technical Report”) and the report titled “S-K 1300 Technical Report Summary on the Donlin Gold project, Alaska, USA” (the “2025 Technical Report Summary”), dated November 30, 2025. Donlin Gold possesses Measured Resources of approximately 9 Mt grading 2.67 g/t and Indicated Resources of approximately 551 Mt grading 2.21 g/t, each on a 100% basis and inclusive of Mineral Reserves, of which approximately 6 Mt of Measured Resources and approximately 330 Mt of Indicated Resources inclusive of Mineral Reserves is currently attributable to NOVAGOLD through its 60% ownership interest in Donlin Gold LLC. Exclusive of Mineral Reserves, Donlin Gold possesses Measured Resources of approximately 1.4 Mt grading 1.18 g/t and Indicated Resources of approximately 175 Mt grading 1.32 g/t, of which approximately 0.9 Mt of Measured Resources and approximately 105 Mt of Indicated Resources exclusive of Mineral Reserves is currently attributable to NOVAGOLD. Donlin Gold possesses Proven Reserves of approximately 9 Mt grading 2.29 g/t and Probable Reserves of approximately 495 Mt grading 2.02 g/t, each on a 100% basis, of which approximately 6 Mt of Proven Reserves and approximately 297 Mt of Probable Reserves is attributable to NOVAGOLD. Mineral Reserve and Resources have been estimated in accordance with NI 43-101 and S-K 1300.

3 Anticipated average annual gold production during full life of mine if put into production as contemplated in the 2025 Technical Report and the 2025 Technical Report Summary.

www.novagold.com
Page | 3

NEWS RELEASE

mine plan for the Donlin Gold project; the success of the Donlin Gold community relations plan; and the completion of test work and modeling and the timing thereof, including expected production and mine life. In addition, any statement that refers to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical facts but instead represent the expectations, estimates, and projections of NOVAGOLD management regarding future events or circumstances on the date the statements are made. Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of obtaining and maintaining permits necessary to construct and operate; the need for additional financing to complete an updated feasibility study and to explore and develop properties; availability of financing in the debt and capital markets; disease pandemics; uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between the owners of Donlin Gold LLC to advance the project; the need for cooperation of government agencies and Native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether or when a positive construction decision will be made regarding the Donlin Gold project; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC’s website at www.sec.gov, or on SEDAR+ at www.sedarplus.ca. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

www.novagold.com
Page | 4